UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2014

ADVAXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	00028489	02-0563870
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 College Road East Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 452-9813

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02   Unregistered Sales of Equity Securities

The disclosure in Item 8.01 of this Current Report on Form 8-K regarding the Company’s inducement grant of 165,000 restricted shares of the Company’s common stock to David J. Mauro, M.D., PhD is incorporated by reference into this Item. The Company believes that the inducement grant was exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 3(a)(9) or Section 4(a)(2) thereof and/or Regulation D promulgated thereunder.

Item 8.01  Other Event

Appointment of Executive Vice President and Chief Medical Officer

On October 20, 2014, Advaxis, Inc. (the “Company”) announced the appointment of David J. Mauro, M.D., Ph.D., age 49, to serve as the Company’s Executive Vice President, Chief Medical Officer (“CMO”). Dr. Mauro will oversee the Company’s clinical immuno-oncology programs that utilize bioengineered live attenuated bacteria, Listeria monocytogenes (Lm), to actively suppress key components in the tumor microenvironment that contribute to the tumors growth and protection from immunologic attack.

Dr. Mauro is the former Executive Director, Section Head Oncology Clinical Development at Merck & Co., Inc. (“Merck”), known as MSD outside the United States and Canada, where he was involved in the strategic oversight and tactical implementation of the clinical development and translational science for multiple programs within the oncology portfolio, including its recently approved PD-1 inhibitor, Keytruda® (pembrolizumab). Prior to joining Merck, Dr. Mauro was Director at Bristol-Myers Squibb Company, where his responsibilities included Erbitux® (cetuximab) Medical Strategy and Oncology Early Development. Dr. Mauro received his Bachelor of Science in Biochemistry from Cornell University and his medical degree and his doctorate (Ph.D.) in pharmacology from Temple University School of Medicine. He completed his residency training at the National Cancer Institute, National Institutes of Health.

The Company and Dr. Mauro entered into an employment agreement (the “Employment Agreement”) that provides for Dr. Mauro’s appointment as Executive Vice President and Chief Medical Officer, which is effective as of October 20, 2014. The Employment Agreement provides for an initial term of one year, after which it will be automatically renewed for one year periods unless otherwise terminated by either party upon 90 days written notice prior to the expiration of the applicable term. Dr. Mauro is entitled to a base salary of $315,000 per year (plus annual cost-of-living adjustments), and such salary will be reviewed on an annual basis by the Company’s Chief Executive Officer and Compensation Committee. Dr. Mauro will receive 95% of his base salary in the form of cash and 5% of his base salary in the form of common stock of the Company. Dr. Mauro was also granted 165,000 restricted shares of the Company’s common stock as an inducement grant. One third of such shares vested immediately; one third will vest on Dr. Mauro’s first anniversary of employment with the Company; and one third will vest on Dr. Mauro’s second anniversary of employment with the Company. The Employment Agreement contains provisions with respect to bonus and equity participation which is consistent with the terms of the Company’s employee agreements with its other executive officers, as well as other customary covenants regarding non-solicitation, non-compete, confidentiality and works for hire.

The foregoing descriptions of Dr. Mauro’s employment agreement and restricted stock award agreement are qualified in their entirety by the terms of such agreements, which are filed as Exhibits 10.1 and 10.2, respectively, hereto and incorporated herein by reference.

Item 7.01   Regulation FD Disclosure

A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement by and between Advaxis, Inc. and David J. Mauro, dated October 20, 2014.

10.2	Restricted Stock Agreement between Advaxis, Inc. and David J. Mauro, dated October 20, 2014 (included as Exhibit A to Exhibit 10.1 above).

99.1	Press Release of Advaxis, Inc. dated October 20, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVAXIS, INC.

By	/s/ Daniel J. O’Connor
Name:	Daniel J. O’Connor
Title:	President and Chief Executive Officer

Date: October 21, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, effective as of October 20, 2014 between Advaxis, Inc. and David J. Mauro

10.2	Restricted Stock Agreement between Advaxis, Inc. and David J. Mauro, dated October 20, 2014 (included as Exhibit A to Exhibit 10.1 above).

99.1	Press Release of Advaxis, Inc. dated October 20, 2014.